Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT ANNOUNCES PRICING OF OFFERING OF COMMON SHARES

COLUMBIA, MD October 30, 2017 — Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced the pricing of an underwritten public offering of 8,000,000 of its common shares of beneficial interest, at a price to the public of $31.00 per share. Subject to certain conditions, the Forward Purchaser (as described below) (or its affiliate) is expected to borrow, and sell to the underwriters, 8,000,000 of the Company’s common shares at the close of the offering (assuming no exercise of the underwriters’ option to purchase additional shares) in connection with the forward sale agreement described below. The Company will issue and sell shares to the underwriters to the extent that the Forward Purchaser (or its affiliate) does not borrow and sell such number of shares. In connection with this offering, the underwriters have been granted an option to purchase up to an additional 1,200,000 of the Company’s common shares.

Wells Fargo Securities, BofA Merrill Lynch and J.P. Morgan are acting as joint book-running managers for the offering.

In connection with the offering, COPT has entered into a forward sale agreement with an affiliate of Wells Fargo Securities (the “Forward Purchaser”), under which COPT has agreed to sell to the Forward Purchaser the same number of its common shares as are sold by an affiliate of the Forward Purchaser to the underwriters for sale in the underwritten public offering (subject to certain adjustments and to COPT’s right, in certain circumstances, to elect cash settlement or net share settlement of the forward sale agreement).

To the extent that the underwriters exercise their option to purchase additional shares, the Company may elect to enter into an additional forward sale agreement or to issue and sell such shares directly to the underwriters.

Settlement of the forward sale agreement will occur on one or more dates no later than approximately 18 months after the date of the prospectus supplement relating to the offering. Upon any physical settlement of the forward sale agreement, the Company will issue and deliver to the Forward Purchaser common shares in exchange for cash proceeds per share equal to the offer price to the public, which will be $31.00, less underwriting discounts and commissions and subject to certain adjustments as provided in the forward sale agreement. The Company may, in certain circumstances, elect cash or net share settlement for all or a portion of its obligations under the forward sale agreement.

The Company will not receive any proceeds from the sale of the common shares sold by the Forward Purchaser (or its affiliate) to the underwriters. The Company intends to use any net proceeds that it receives upon settlement of the forward sale agreement described above or upon any issuance and sale to the underwriters of the Company’s common shares in the offering to fund development of the buildings that it plans to develop over the next 18 months and/or for general corporate purposes.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and related base prospectus.

This offering is being made pursuant to an effective shelf registration statement and prospectus filed by COPT with the Securities and Exchange Commission. To obtain a copy of the prospectus supplement and related base prospectus for this offering, please contact Wells Fargo Securities, LLC Attention: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152 at (800) 326-5987 or email a request to cmclientsupport@wellsfargo.com, BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@baml.com or J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: (866) 803-9204.

Company Information

COPT is an office REIT that owns, manages, develops and selectively acquires office and data center properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets within its regional footprint with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of September 30, 2017, the Company derived 87% of core portfolio annualized revenue from Defense/IT Locations and 13% from its Regional Office Properties. As of September 30, 2017 and including six buildings owned through an unconsolidated joint venture, COPT’s core portfolio of 153 office properties encompassed 16.7 million square feet and was 95.1% leased.  As of the same date, the Company also owned one wholesale data center with a critical load of 19.25 megawatts.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                                          general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

•                                          adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                                          governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company’s strategic customers;

•                                          the Company’s ability to borrow on  favorable terms;

•                                          risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                                          risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                                          changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which  could result in recognition of significant impairment losses;

•                                          the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•                                          the Company’s ability to achieve projected results;

•                                          the dilutive effects of issuing additional common shares; and

•                                          environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.